Exhibit 99.1

Contacts:	Valerie Moens (Media)	Shep Dunlap (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Outlines Long-Term Strategy

and Provides 2019 Guidance

BOSTON – Sept. 7, 2018 – Today, at a meeting with analysts and investors in Boston, Mondelēz International Chief Executive Officer, Dirk Van de Put, and other senior executives outlined the company’s new long-term strategy to generate sustainable shareholder value. The company also established new long-term targets, reaffirmed its 2018 outlook, and provided an outlook for 2019.

Dirk Van de Put said: “With strong leadership in our categories, an unparalleled portfolio of global and local brands and a solid footprint in fast-growing markets, we are uniquely positioned to lead the future of snacking. We have developed a clear strategic plan to accelerate our growth and drive attractive total returns centered around three strategic priorities: accelerate consumer-centric growth, drive operational excellence and build a winning growth culture.”

Entering a New Phase of Stronger Top-line Growth

At the conference, Van de Put and other leaders discussed Mondelēz International’s plan to transition to a more growth-oriented company. The company’s new strategy focuses on several key priorities:

•	A more holistic view of consumer snacking behaviors to sharpen brand positioning in clear demand spaces;

•	Transformation of marketing and digital capabilities to increase ROI;

•	Balanced investments in both global and local heritage brands to achieve higher growth;

•	The creation of a more agile organization with accelerated innovation capabilities;

•	Brand extension into new markets and snacking adjacencies;

•	Increased investments in channels such as eCommerce;

•	Accelerating exposure in higher-growth geographies; and

•	Leveraging partnerships and M&A to expand into new markets and snacking adjacencies.

Ongoing commitment to operational excellence

The company affirmed its commitment to operational excellence across the organization. Going beyond the company’s ongoing cost and productivity improvements, which will remain fundamental, this strategy focuses on continuous improvement of day-to-day operations, including world-class customer service capabilities as well as enhanced marketing and sales execution.

Reorientation of the organization around growth

To drive its new way of operating, the company outlined tangible actions it will take to reorient the organization around growth. As such, it will focus on building a winning growth culture that more effectively leverages local commercial expertise and enables the business to move with greater speed and agility. With increased investment in talent and capability building, this cultural shift will be complemented by a new employee incentive structure aimed at driving growth.

“Snacking Made Right”

Reflective of its new consumer-centric growth priorities, the company revealed its new tagline and purpose, “Snacking Made Right,” which builds on its promise to offer consumers the right snack, for the right moment, made the right way. This means offering a broad range of delicious, high-quality snacks to satisfy every consumer occasion, with more sustainably sourced ingredients that consumers feel good about.

Long-Term Growth Targets

Based on its comprehensive strategic review and its new strategic framework, the company outlined long-term annual targets and capital allocation priorities including:

•	Organic Net Revenue[1] growth of 3 percent plus;

•	High-single digit Adjusted EPS[1] growth at constant currency;

•	Free Cash Flow[1] of $3 billion plus; and

•	Dividend growth outpacing Adjusted EPS growth.

Luca Zaramella, Chief Financial Officer, stated: “We are confident that our new strategic plan will create sustained long-term shareholder value, by accelerating our top-line growth, continuing to focus on productivity gains and improving our cash flow generation. We expect our new strategy to deliver consistent Adjusted EPS growth at constant currency in the high-single digits and strong Free Cash Flow in the years ahead.”

Financial Outlook

Mondelēz International provides guidance on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results, including the impact of foreign exchange. Refer to the Outlook section below for more details.

In conjunction with today’s announcement, the company reaffirmed its full-year 2018 outlook with Organic Net Revenue growth at the high end of the range of 1 to 2 percent. In addition, it now expects share repurchases to be approximately $2 billion in 2018.

The company also provided an outlook for 2019. It expects Organic Net Revenue to increase 2 to 3 percent, Adjusted EPS to grow 3 to 5 percent on a constant currency basis, and Free Cash Flow to be approximately $2.8 billion.

Webcast and Materials

A live audio webcast of today’s presentation will be available in the investors section of the company’s website (www.mondelezinternational.com), and an archived replay of the presentation with accompanying slides will be available on the website following the webcast. The company is live tweeting from the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is building the best snacking company in the world, with 2017 net revenues of approximately $26 billion. Creating more moments of joy in approximately 160 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, featuring global Power Brands such as Oreo and belVita biscuits; Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

End Note

1.

Organic Net Revenue, Adjusted Operating Income margin, Adjusted EPS, Free Cash Flow and presentation of amounts at constant currency are non-GAAP financial measures. For definitions of these non-GAAP financial measures and how the company uses them to evaluate performance, please refer to “Definitions of the Company’s Non-GAAP Financial Measures” in Exhibit 99.1 to the company’s Form 8-K furnished with the Securities and Exchange Commission on July 25, 2018.

Outlook

The company’s outlook for Organic Net Revenue growth, Adjusted EPS growth on a constant currency basis and Free Cash Flow for full-year 2018 and 2019 and Adjusted Operating Income margin for full-year 2018 are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in foreign currency exchange rates, restructuring activities, acquisitions and divestitures. Because GAAP financial measures on a forward-looking basis are not accessible and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s outlook. The company is not able to reconcile its projected Organic Net Revenue growth to its projected reported net revenue growth for either full-year 2018 or 2019 because the company is unable to predict during those periods the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its projected Adjusted Operating Income margin to its projected reported operating income margin for full-year 2018 because the company is unable to predict during this period the timing of its restructuring program costs, mark-to-market impacts from commodity and forecasted currency transaction derivative contracts and impacts from potential acquisitions or divestitures. The company is not able to reconcile its projected Adjusted EPS growth on a constant currency basis to its projected reported diluted EPS growth for either full-year 2018 or 2019 because the company is unable to predict during those periods the timing of its restructuring program costs, mark-to-market impacts from commodity and forecasted currency derivative contracts, impacts from potential acquisitions or divestitures as well as the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its projected Free Cash Flow to its projected net cash from operating activities for either full-year 2018 or 2019 because the company is unable to predict the timing and amount of capital expenditures impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “positioned,” “deliver,” “target,” “outlook” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: the company’s future performance, including its future revenue growth, earnings per share, margins and cash flow; the company’s strategy; the company’s growth initiatives and plans; cost and productivity improvements; investments; innovation; strategic transactions; shareholder value and returns; the company’s capital allocation priorities; dividends; share repurchases; the company’s long-term financial targets; and the company’s outlook, including Organic Net Revenue growth, Adjusted EPS growth and Free Cash Flow for full-year 2018 and 2019 and Adjusted Operating Income margin for full-year 2018. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, which could cause the company’s actual results to differ materially from those indicated in the company’s forward-looking statements. Such factors include, but are not limited to, risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending; pricing actions; tax matters including changes in tax rates and laws, disagreements with taxing authorities and imposition of new taxes; use of information technology and third party service providers; unanticipated disruptions to the company’s business, such as the malware incident, cyberattacks or other security breaches; competition; the restructuring program and the company’s other transformation initiatives not yielding the anticipated benefits; and changes in the assumptions on which the restructuring program is based. Please also see the company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including the company’s most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.